Exhibit 99.1

FINAL FOR GLOBENEWSWIRE

Opus Genetics Announces $23 Million Registered Direct Offering

- Financing led by Perceptive Advisors and Balyasny Asset Management -

- Proceeds targeted to fund rapid development of ophthalmic gene therapy clinical programs -

RESEARCH TRIANGLE PARK, N.C. – November 6, 2025 - Opus Genetics, Inc. (Nasdaq: IRD) (the “Company” or “Opus Genetics”) a clinical-stage biopharmaceutical company developing gene therapies for the treatment of inherited retinal diseases (IRDs) and small molecule therapies for other ophthalmic disorders, today announced that it has entered into a securities purchase agreement to sell securities in a registered direct offering (the “offering”) for gross proceeds of approximately $23 million, before deducting offering expenses. The financing, which included new and existing institutional investors, was led by Perceptive Advisors and Balyasny Asset Management, with participation by Nantahala Capital.

Opus intends to use the net proceeds to advance its LCA5 and BEST-1 gene therapy clinical programs, as well as for working capital and general corporate purposes. Including expected proceeds from this offering and based on current operating plans, the Company expects its cash resources will fund operations into the second half of 2027, excluding any potential proceeds from callable warrants or future milestone payments.

“We appreciate the support of these respected healthcare investors, which reflects strong confidence in our clinical pipeline,” said George Magrath, M.D., Chief Executive Officer, Opus Genetics. “Following the successful outcome of our U.S. Food and Drug Administration (FDA) meeting for OPGx-LCA5, this financing positions us to advance our LCA5 and BEST-1 programs with the ultimate goal of restoring vision and preventing blindness in patients with inherited retinal diseases.”

In the offering, Opus is selling an aggregate of 3,827,751 shares of its common stock at a price of $2.09 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 7,177,033 shares of common stock at a purchase price of $2.0899 per pre-funded warrant. Each pre-funded warrant has an exercise price of $0.0001 per share of common stock, will be immediately exercisable and may be exercised at any time until exercised in full. The offering is expected to close on November 7, 2025, subject to customary closing conditions. Sidley Austin LLP served as counsel to Opus in connection with the transaction. The Company did not use a placement agent in connection with the offering.

The offering, including the shares of common stock issuable from time to time upon exercise of the pre-funded warrants, is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276462) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2024 and declared effective by the SEC on January 23, 2024. The offering is being made only by means of a prospectus supplement and accompanying prospectus, which form a part of the registration statement. Copies of the prospectus supplement and accompanying prospectus will be filed with the SEC and will be available free of charge on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Opus Genetics

Opus Genetics is a clinical-stage biopharmaceutical company developing gene therapies for the treatment of inherited retinal diseases (IRDs) and small molecule therapies for other ophthalmic disorders. The Company’s pipeline features AAV-based gene therapies targeting inherited retinal diseases including Leber congenital amaurosis (LCA), bestrophinopathy, and retinitis pigmentosa. Its lead gene therapy candidates are OPGx-LCA5, which is in an ongoing Phase 1/2 trial for LCA5-related mutations, and OPGx-BEST1, a gene therapy targeting BEST1-related retinal degeneration. Opus Genetics is also advancing Phentolamine Ophthalmic Solution 0.75%, a partnered therapy currently approved in one indication and being studied in two Phase 3 programs for presbyopia and reduced low light vision and nighttime visual disturbances. The Company is based in Research Triangle Park, NC. For more information, visit www.opusgtx.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements related to cash runway, the clinical development, clinical results, preclinical data and future plans for Phentolamine Ophthalmic Solution 0.75%, OPGx-LCA5, OPGx-BEST1, RDH12 and earlier stage programs, and expectations regarding us, our business prospects and our results of operations, and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise.

Contacts:

Investors
Jenny Kobin
Remy Bernarda
IR Advisory Solutions
ir@opusgtx.com

Media
Kimberly Ha
KKH Advisors
917-291-5744
kimberly.ha@kkhadvisors.com

Source: Opus Genetics, Inc.